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                                 May 27, 1999

Provident Institutional Funds
Bellevue Park Corporate Center
400 Bellevue Parkway
Wilmington, DE  19809


     RE:  POST-EFFECTIVE AMENDMENT NO. 62 TO REGISTRATION STATEMENT ON FORM
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          N-1A FOR PROVIDENT INSTITUTIONAL FUNDS (REGISTRATION NOS. 2-47015;
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          811-2354)
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Ladies and Gentlemen:

  We have acted as counsel to Provident Institutional Funds, a Delaware business trust (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission of the Post-Effective Amendment No. 62 to the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

  The Trust is authorized to issue an unlimited number of shares of beneficial interest (the "Shares"), with no par value. The Board of Trustees of the Trust has the power to create and establish one or more series of Shares and one or more classes of Shares within such series and to classify or reclassify any unissued Shares with respect to such series and classes.

  We have reviewed the Trust's Agreement and Declaration of Trust, By-Laws, and resolutions adopted by Board of Trustees of the Trust and such other legal and factual matters as we have deemed appropriate. We have assumed that the Shares will be issued against payment therefor as described in the Trust's Prospectuses.

  This opinion is based exclusively on the Delaware Business Trust Act and the federal law of the United States of America.

  Currently, the Trust is authorized to offer Shares of the following series and classes within such series:
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SERIES AND CLASSES                       SERIES AND CLASSES
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SERIES A (TEMPFUND)                      SERIES F (TREASURY TRUST FUND)

Class A Fund Shares                      Class A Fund Shares
Class B Dollar Shares                    Class B Dollar Shares
Class C Plus Shares
Class D Administration Shares            SERIES G (MUNIFUND)
Class E Cash Reserve Shares
Class F Cash Management Shares           Class A Fund Shares
                                         Class B Dollar Shares
SERIES B (TEMPCASH)                      Class C Plus Shares
                                         Class D Administration Shares
Class A Fund Shares                      Class E Cash Reserves Shares
Class B Dollar Shares                    Class F Cash Management Shares

SERIES C (FEDFUND)                       SERIES H (MUNICASH)

Class A Fund Shares                      Class A Fund Shares
Class B Dollar Shares                    Class B Dollar Shares

SERIES D (T-FUND)                        SERIES I (CALIFORNIA MONEY FUND)

Class A Fund Shares                      Class A Fund Shares
Class B Dollar Shares                    Class B Dollar Shares
Class C Plus Shares                      Class C Plus Shares
Class D Administration Shares            Class D Administration Shares
Class E Cash Reserve Shares              Class E Cash Reserve Shares
Class F Cash Management Shares           Class F Cash Management Shares

SERIES E (FEDERAL TRUST FUND)            SERIES J (NEW YORK MONEY FUND)

Class A Fund Shares                      Class A Fund Shares
Class B Dollar Shares                    Class B Dollar Shares
                                         Class C Plus Shares

  Based on the foregoing, it is our opinion that the Shares issued after the date hereof pursuant to and in consideration provided for in the Registration Statement will be, when so issued, validly issued fully paid and non-assessable by the Trust, and that the holders of the Shares of the Trust will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware (except that we express no opinion as to such holders who are also trustees of the Trust).

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  We hereby consent to the filing of this opinion as an exhibit to the Trust's
Post-Effective Amendment No. 62 to Registration Statement on Form N-1A.

                                   Very truly yours,


                                   /s/ DRINKER BIDDLE & REATH LLP
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                                   DRINKER BIDDLE & REATH LLP

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